                                                Exhibit 99.1


Investor Contacts:                       Dow Jones & Company
Mark Donohue                             200 Liberty Street
Director, Investor Relations             New York, NY 10281
(609) 520-5660


Richard Zannino
Executive Vice President, COO
(212) 416-4205


Media Contact:
Brigitte Trafford
Vice President, Communications
(212) 416-3213


DOW JONES REPORTS TAX REFUND AND INCREASES
THIRD QUARTER 2003 REPORTED EARNINGS

NEW YORK, N.Y. (November 14, 2003)-- Dow Jones & Company (NYSE: DJ) announced today that it has recorded a special net tax benefit of $19.5 million, or 24 cents per diluted share, in the third quarter of 2003. Subsequent to the Company's October 14 reported results, the Company was notified of the Congressional Joint Committee on Taxation's approval of $24 million of refund claims and $6.7 million of related interest income associated with the Company's audited tax returns for the years 1995 through 1998. The Company also recorded provisions of $9.5 million in the third quarter for loss contingencies relating to recent developments in certain other tax matters. Under generally accepted accounting principles, all of these items are required to be reported in the third quarter of 2003. The net effect of these items was an increase in net income of $19.5 million, or 24 cents per diluted share.
For the third quarter ended September 30, 2003, reported earnings were 35 cents per diluted share, compared with 3 cents per diluted share in the third quarter of 2002. Excluding special items and this special tax benefit, earnings per diluted share are unchanged from the Company's original report: the Company earned 14 cents per diluted share during the third quarter 2003, an increase of 133% from the 6 cents per diluted share earned in the third quarter 2002.
In addition to the special tax benefit noted above, a special charge of 3 cents per share was recorded in the third quarter of both 2002 and 2003, as previously reported, for accretion of the discount for contract guarantee obligations. Please refer to the attached for more details on the Company's results.
For additional information, please refer to the attached financial exhibits and notes and the Company's third quarter 2003 Form 10-Q, filed today with the SEC.
Dow Jones & Company (NYSE: DJ; dowjones.com) publishes The Wall Street Journal and its international and online editions, Barron's and the Far Eastern Economic Review, Dow Jones Newswires, Dow Jones Indexes and the Ottaway group of community newspapers. Dow Jones is co-owner with Reuters Group of Factiva, with Hearst of SmartMoney and with NBC of CNBC television operations in Asia and Europe. Dow Jones also provides news content to CNBC and radio stations in the U.S.
Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures as defined under SEC rules. As required by SEC rules, we have attached to this press release a reconciliation of those measures to the most directly comparable GAAP measures. This reconciliation is also available on the Investor Relations page of our web site at www.dowjones.com.

                     Dow Jones & Company
                       Earnings Summary                             3
                          (Unaudited)


<HEADING>

(in thousands, except
per share amounts)        Quarters Ended September 30    Nine Months Ended September 30
                                   2003          2002                2003          2002
                                   ----          ----                ----          ----
Reported results:

   Revenues                    $375,946      $352,409          $1,127,762    $1,162,324

   Operating income              16,816         7,964              87,619        44,227

   Net income                    28,577         2,446             126,347       186,271

   Effective tax rate*            (25.3)%        59.3%               15.3%         21.7%

   Diluted EPS                     $.35          $.03               $1.54         $2.21


Excluding items described in Note 2:

   Operating income            $ 16,816      $  7,964          $   69,211    $   55,325

   Net income                    11,382         5,347              43,320        33,633

   Effective tax rate*             38.2%         40.0%               39.5%         40.0%

   Diluted EPS                     $.14          $.06                $.53          $.40

   EPS percentage change          133.3%        (70.0)%              32.5%        (55.6)%

*The effective income tax rate is net of minority interests.

See notes to financial information on page 8.

                                  Dow Jones & Company
                      Condensed Consolidated Statements of Income            4
                                       (Unaudited)

<HEADING>
(in thousands, except
per share amounts)             Quarters Ended September 30     Nine Months Ended September 30
                                          2003        2002             2003              2002
                                          ----        ----             ----              ----
Revenues:
Advertising                           $208,897    $185,308       $  622,733        $  650,177
Information services                    71,278      69,132          214,194           211,488
Circulation and other                   95,771      97,969          290,835           300,659
                                      --------    --------       ----------        ----------
   Total revenues                      375,946     352,409        1,127,762         1,162,324
                                      --------    --------       ----------        ----------
Expenses:
News, operations and development       122,487     121,695          357,862           373,385
Selling, administrative and general    137,143     122,752          400,938           428,630
Newsprint                               26,438      24,283           76,971            77,699
Print delivery costs                    46,904      47,572          141,529           142,715
Depreciation and amortization           26,158      28,143           81,251            84,570
Restructuring charges and
  September 11 related items, net                                   (18,408)           11,098
                                      --------    --------       ----------        ----------
   Operating expenses                  359,130     344,445        1,040,143         1,118,097
                                      --------    --------       ----------        ----------
   Operating income                     16,816       7,964           87,619            44,227

Other income (deductions):
Investment income                        7,258         106            7,511               302
Interest expense                          (664)       (493)          (1,862)           (2,574)
Equity in (losses) earnings of
  associated companies                     (16)       (674)             306               (17)
Gain on resolution of Telerate sale
  loss contingencies                                                 59,821
Gain on sale of businesses                                                            197,925
Contract guarantee                      (2,306)     (2,901)          (7,375)           (9,120)
Other, net                               1,258        (303)           1,909               147
                                      --------    --------       ----------        ----------
Income before income taxes and
  minority interests                    22,346       3,699          147,929           230,890
Income taxes                            (5,779)      3,565           22,841            51,758
                                      --------    --------       ----------        ----------
Income before minority interests        28,125         134          125,088           179,132
Minority interests                         452       2,312            1,259             7,139
                                      --------    --------       ----------        ----------
Net income                           $  28,577    $  2,446       $  126,347        $  186,271
                                      ========    ========       ==========        ==========
Net income per share:
  - Basic                                 $.35        $.03            $1.55             $2.22
  - Diluted                                .35         .03             1.54              2.21
Weighted-average shares outstanding:
  - Basic                               81,507      83,450           81,568            83,933
  - Diluted                             81,865      83,768           81,864            84,379


See notes to financial information on page 8.

                                      Dow Jones & Company
                                      Segment Information                   5
                                          (Unaudited)

<HEADING>
(dollars in thousands)           Quarters Ended September 30  Nine Months Ended September 30
                                            2003        2002              2003          2002
                                            ----        ----              ----          ----

Revenues:
Print publishing                        $213,586    $205,342        $  662,295    $  702,647
Electronic publishing                     79,352      75,173           238,551       231,586
Community newspapers:
  Comparable operations                   72,526      71,894           208,302       205,917
  Divested/newly-acquired operations      10,482                        18,614        22,174
                                        --------    --------        ----------    ----------
  Consolidated revenues                 $375,946    $352,409        $1,127,762    $1,162,324
                                        ========    ========        ==========    ==========
Percentage change in revenues excluding
  divested/newly-acquired operations         3.7%       (7.0)%            (2.7)%       (11.3)%

Operating income:
Print publishing                        $(11,491)   $(18,005)       $  (10,598)   $  (21,615)
Electronic publishing                     17,098      13,580            50,012        43,971
Community newspapers:
  Comparable operations                   19,364      20,554            51,747        54,590
  Divested/newly-acquired operations       2,402                         4,100         5,255
Corporate                                (10,557)     (8,165)          (26,050)      (26,876)
                                        --------    --------        ----------    ----------
  Segment operating income                16,816       7,964            69,211        55,325
Restructuring charges and
  September 11 related items, net                                       18,408       (11,098)
                                        --------    --------        ----------    ----------
  Consolidated operating income         $ 16,816    $  7,964        $   87,619    $   44,227
                                        ========    ========        ==========    ==========
Operating margin:
Print publishing                            (5.4)%      (8.8)%            (1.6)%        (3.1)%
Electronic publishing                       21.5        18.1              21.0          19.0
Community newspapers:
  Comparable operations                     26.7        28.6              24.8          26.5
  Divested/newly-acquired operations        22.9                          22.0          23.7

  Segment operating margin                   4.5         2.3               6.1           4.8

Depreciation and amortization (D&A):
Print publishing                        $ 16,312    $ 18,818        $   51,700    $   55,058
Electronic publishing                      6,543       6,363            20,121        19,794
Community newspapers:
  Comparable operations                    2,502       2,722             7,843         8,318
  Divested/newly-acquired operations         630                         1,156           681
Corporate                                    171         240               431           719
                                        --------    --------        ----------    ----------
  Consolidated D&A                      $ 26,158    $ 28,143        $   81,251    $   84,570
                                        ========    ========        ==========    ==========

See notes to financial information on page 8.

                                            Dow Jones & Company
                                Supplemental Segment Revenue Information     6
                                            (Unaudited)

<HEADING>
(in thousands)                 Quarters Ended September 30     Nine Months Ended September 30
                                           2003       2002              2003             2002
                                           ----       ----              ----             ----
Print Publishing:

U.S. Publications:
   Advertising                         $129,790   $119,322        $  406,745       $  435,040
   Circulation and other                 63,562     67,505           197,274          203,194

International Publications:
   Advertising                           12,138     10,020            33,272           37,467
   Circulation and other                  8,096      8,495            25,004           26,946
                                       --------   --------        ----------       ----------
       Total                            213,586    205,342           662,295          702,647

Electronic Publishing:

Dow Jones Newswires:
   Domestic                              42,739     43,676           127,971          134,323
   International                         10,920     10,635            32,171           33,670
                                       --------   --------        ----------       ----------
       Total Newswires                   53,659     54,311           160,142          167,993
Consumer Electronic Publishing(*)        16,254     13,179            49,207           40,375
Dow Jones Indexes/Ventures                9,439      7,683            29,202           23,218
                                       --------   --------        ----------       ----------
       Total                             79,352     75,173           238,551          231,586

Community Newspapers:

Advertising
  Comparable operations                  51,869     51,352           149,247          146,844
  Divested/newly-acquired operations      8,879                       15,692           15,707
                                       --------   --------        ----------       ----------
       Total advertising                 60,748     51,352           164,939          162,551

Circulation and other
  Comparable operations                  20,657     20,542            59,055           59,073
  Divested/newly-acquired operations      1,603                        2,922            6,467
                                       --------   --------        ----------       ----------
       Total circulation and other       22,260     20,542            61,977           65,540

       Total                             83,008     71,894           226,916          228,091
                                       --------   --------        ----------       ----------
   Total segment revenues              $375,946   $352,409        $1,127,762       $1,162,324
                                       ========   ========        ==========       ==========

(*) Includes WSJ.com, related vertical sites, licensing/business development and radio/audio.


See notes to financial information on page 8.

                                  Dow Jones & Company
                                 Statistical Information                7
                                      (Unaudited)

<HEADING>
                              Quarters Ended September 30   Nine Months Ended September 30
                                        2003         2002              2003           2002
                                        ----         ----              ----           ----
Advertising Volume
Year-Over-Year Percentage Change:

The Wall Street Journal
   General                              12.5%       (13.6)%            (1.8)%        (11.7)%
   Technology                           12.0        (10.5)             (7.8)         (30.6)
   Financial                           (12.8)       (17.8)            (23.0)         (31.5)
   Classified                           10.5         (4.1)             12.3           (9.7)
     Total                               7.1        (12.0)             (4.7)         (20.5)

The Asian Wall Street Journal           29.0         (2.9)              8.7          (32.6)
The Wall Street Journal Europe          23.6        (10.0)             16.2          (31.4)
Barron's                                (8.9)         3.3             (16.7)         (13.0)

Ottaway Newspapers (*)
   Daily                                (2.5)        (2.6)             (2.0)          (3.0)
   Non-daily                             2.4         (6.6)              1.8           (3.6)
    Total                               (1.7)        (3.3)             (1.4)          (3.1)

Wall Street Journal advertising as a
 percentage of total Journal linage:

    General                             40.7%        38.7%             41.0%          39.8%
    Technology                          21.1         20.2              19.8           20.5
    Financial                           15.7         19.3              16.5           20.4
    Classified                          22.5         21.8              22.7           19.3


Other statistics:                                          September 30       September 30
                                                                   2003               2002
                                                           ------------       ------------
Dow Jones Newswires terminals                                   289,000            324,000
WSJ.com subscribers                                             686,000            664,000
WSJ.com unique visitors/business day                            123,371            121,036
Average monthly unique visitors to the Journal Network        5,401,000          5,035,000
Average monthly page views to the Journal Network            64,586,000         60,320,000

(*) Percentage excludes divested/newly-acquired operations.

                                Dow Jones & Company
                          Notes to Financial Information                  8

1. The company's calculation of net income, operating income and earnings per share before special items may not be comparable to similarly titled measures reported by other companies, since companies and investors may differ as to what type of events warrant adjustment. Net income, operating income and earnings per share before special items are not measures of performance under generally accepted accounting principles and should not be construed as substitutes for consolidated net income, operating income and earnings per share as a measure of performance. However, management uses these measures in comparing the company's historical performance and believes that they provide meaningful and comparable information to investors to assist in their analysis of the company's performance relative to prior periods and its competitors.


2. The following table reconciles reported results to income adjusted for special items for the third quarter and the nine months ended September 30, 2003 and 2002.

<HEADING>
                                                 Quarters Ended September 30
(in millions, except                           2003                       2002
per share amounts)                Operating     Net    EPS       Operating     Net    EPS
                                  ------------------------       ------------------------
Reported income                       $16.8   $28.6   $.35           $ 8.0  $  2.4  $ .03

Adjusted to remove:
Included in non-operating income:
  Contract guarantee (a)                       (2.3)  (.03)                   (2.9)  (.03)
  Special income tax matters (b)               19.5    .24
                                      -----   -----   ----           -----  ------  -----
Adjusted                              $16.8   $11.4   $.14           $ 8.0  $  5.3  $ .06
                                      =====   =====   ====           =====  ======  =====


                                                 Nine Months Ended September 30
(in millions, except                           2003                        2002
per share amounts)                Operating     Net    EPS       Operating     Net    EPS
                                  ------------------------       ------------------------
Reported                              $87.6  $126.3  $1.54           $44.2  $186.3  $2.21

Adjusted to remove:
Included in operating income:
  Restructuring charges (c)                                          (11.1)   (6.3)  (.07)
  Gain from business interruption
    insurance claim (c)                18.4    11.1    .14
Included in non-operating income:
  Contract guarantee (a)                       (7.4)  (.09)                   (9.1)  (.11)
  Gain on resolution of Telerate sale
    loss contingencies (d)                     59.8    .73
  Special income tax matters (b)               19.5    .24
  Sale of ONI properties (e)                                                 164.1   1.94
  CNBC International gain (f)                                                  3.9    .05
                                      -----  ------  -----           -----  ------  -----
Adjusted                              $69.2  $ 43.3  $ .53*          $55.3  $ 33.6* $ .40
                                      =====  ======  =====           =====  ======  =====

* The sum of the individual amounts does not equal the total due to rounding.

                                  Dow Jones & Company
                            Notes to Financial Information              9

(a) Contract guarantee:

Under the terms of the company's 1998 sale of Telerate to Bridge, Dow Jones retained its guarantee of payments under certain circumstances of certain minimum payments for data acquired by Telerate from Cantor Fitzgerald Securities (Cantor) and Market Data Corporation (MDC). The annual minimum payments average approximately $50 million per year through October 2006 under certain conditions. Bridge agreed to indemnify Dow Jones for any liability Dow Jones incurred under the contract guarantee with respect to periods subsequent to Bridge's purchase of Telerate. In 2000, based in part on uncertainty with Bridge's solvency as well as other factors, the company established a reserve of $255 million representing the net present value of the total estimated payments from 2001 through October 2006, using a discount rate of 6%.

Earnings in 2003 and 2002 have included charges related to the accretion of the discount on the reserve balance. These charges totaled $2.3 million and $2.9 million in the third quarters of 2003 and 2002, respectively. For the first nine months of 2003 and 2002, charges related to the accretion of discount totaled $7.4 million and $9.1 million, respectively.

Bridge filed for bankruptcy in February 2001 but made payments for this data for the post-petition periods through October 2001, when Telerate ceased operations, went out of business, sold certain assets and rejected its contracts with Cantor and MDC. The company is now in litigation with Cantor and MDC with respect to their claims for amounts due under the contract guarantee. The company has various substantial defenses to these claims and the litigation is proceeding. The trial court rendered a decision in January 2003 denying the parties' respective motions to grant their own claims and to dismiss the competing claims. The company, Cantor and MDC have all filed appeals from the trial court's order. While these appeals are pending, the discovery phase is proceeding.

While it is not possible to predict with certainty the ultimate outcome of this litigation, the company believes the likelihood of a loss exceeding the amount reserved is remote; however, it is possible that such loss could be less than the amount reserved.

(b) Special income tax matters:

In the third quarter of 2003, the Internal Revenue Service ("IRS") completed its audit of the company's tax returns for the 1995 through 1998 tax periods, which had been amended for additional tax refunds. In October 2003, the company received notification that the Congressional Joint Committee on Taxation had approved these claims for tax refunds of approximately $24 million. The company expects to receive these refunds plus interest of approximately $6.7 million in the fourth quarter of 2003. Pursuant to the settlement of these claims, in the third quarter of 2003, the company released $25 million of tax provisions no longer needed for loss contingencies and recorded interest income of $6.7 million ($4.0 million, net of taxes). The company also recorded a provision of $9.5 million in the third quarter for loss contingencies relating to recent developments in certain other tax matters. The net effect of these items was an increase in net income of $19.5 million, or $.24 per share.

(c) Restructuring charges and September 11 related items, net:

In the second quarter of 2003, the company recorded a gain of $18.4 million ($11.1 million after taxes, or $.14 per diluted share) reflecting the settlement of its business interruption insurance claim for loss of operating income suffered as a result of the terrorist attacks on the World Trade Center on September 11, 2001.

                                 Dow Jones & Company
                          Notes to Financial Information              10

The second quarter of 2002 included restructuring charges of $11.1 million ($6.3 million after taxes, or $.07 per diluted share) largely reflecting employee severance related to a workforce reduction.

(d) Gain on resolution of Telerate sale loss contingencies:

In the first quarter of 2003, the company recorded a gain of $59.8 million ($.73 per diluted share) on the resolution of certain loss contingencies resulting from the sale of its former Telerate subsidiary to Bridge Information Systems, Inc. (Bridge). The reserve for loss contingencies was established as part of the loss on sale of Telerate in 1998 and related to various claims that arose out of the Stock Purchase Agreement, including a purchase price adjustment related to working capital, an indemnification undertaking and other actual and potential claims and counter-claims between
the company and Bridge.   In February 2001, Bridge declared bankruptcy.  In
March 2003, these matters were resolved by the bankruptcy court, and the company's contingent liabilities were thereby extinguished.

(e) Gains on sale of ONI properties:

The second quarter of 2002 included a gain of $44.5 million ($38 million after taxes, or $.45 per diluted share) from the sale of Ottaway's Essex County newspaper properties to Eagle-Tribune Publishing Company. The first quarter of 2002 included a gain of $153.4 million ($126.1 million after taxes, or $1.49 per diluted share) resulting from the sale of four of the company's Ottaway newspapers to Community Newspapers Holdings, Inc.

(f) Gains in equity in losses of associated companies:

The second quarter of 2002 included gains at CNBC Asia of $3.9 million ($.05 per diluted share) which consisted of a $2.5 million gain from the favorable settlement of a contractual obligation and a $1.4 million gain from the sale of an investment by CNBC Asia.


3. On May 5, 2003, the company's Ottaway Newspaper subsidiary acquired The Record of Stockton, California from Omaha World-Herald Company for $144 million in cash, plus net working capital. The Record has daily paid circulation of 59,271 and Sunday circulation of 72,698. The Record Group reported 2002 revenues of $37 million and operating profits of $9.6 million.


4. Restructuring charges and September 11 related items, net are not included in segment expenses, as management evaluates segment results exclusive of these items. For information purposes, restructuring charges and September 11 related items, net allocable to each segment for the nine months ended September 30, 2003 and 2002 were as follows:

<HEADING>
(in thousands)                              Nine Months Ended September 30
                                               2003                   2002
                                           -------------------------------
Print Publishing                           $(17,422)               $ 8,310
Electronic Publishing                          (951)                 2,443
Corporate                                       (35)                   345
                                           --------                -------
Total (gain)/charges from restructuring
  and September 11 related items, net      $(18,408)               $11,098
                                           ========                =======

                             Dow Jones & Company
                       Notes to Financial Information                  11

5. The company's business and financial news and information operations are reported in two segments: print publishing and electronic publishing. The results of the company's Ottaway Newspapers subsidiary, which publishes 15 daily newspapers and over 30 weeklies and shoppers in 9 states in the U.S., are reported in the community newspaper segment. Print publishing includes the global operations of The Wall Street Journal and its international editions, as well as Barron's and U.S. television operations (results of the company's international television ventures are included in equity in earnings of associated companies). Electronic publishing includes the operations of Dow Jones Newswires, Consumer Electronic Publishing and Dow Jones Indexes/Ventures.


6. Summarized financial information for 50% held equity-basis investments in associated companies were as follows (amounts are at 100% levels):

<HEADING>
(in thousands)             Quarters Ended September 30    Nine Months Ended September 30
                                     2003         2002           2003               2002
                                      ---         ----           ----               ----
Factiva
    Revenues                      $59,162      $62,327       $183,119           $187,473
    Operating income                3,045        6,590          7,937             14,027
    Depreciation and amortization   2,942        2,314          9,357              9,530

   SmartMoney
    Revenues                      $12,056      $11,016       $ 36,400           $ 34,088
    Operating loss                 (1,227)      (2,070)        (2,255)            (6,859)
    Depreciation and amortization     208          408          1,103              1,362

   CNBC International (*)
    Revenues                      $ 9,432      $ 9,760       $ 27,584           $ 27,503
    Operating loss                 (4,698)      (6,772)       (17,624)           (20,360)
    Depreciation and amortization     931        1,085          2,897              3,210

(*) Includes the results of CNBC Europe and CNBC Asia.